SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2002

SED INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Georgia	0-16345	22-2715444

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4916 North Royal Atlanta Drive

Tucker, Georgia 30085

(Address of principal executive offices including Zip Code)

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Registrant's telephone number, including area code: (770-491-8962)

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NOT APPLICABLE

(Former name, former address and former fiscal year

if changed since last report)

Item 5. Other Events.

On February 21, 2002 SED International Holdings, Inc. ("Registrant") issued a press release announcing that the it had received a notice from NASDAQ informing the Registrant that it failed to meet the requirement for continued inclusion in the National Market System due to the fact that the minimum bid price of its common stock and the market value of its publicly held shares fell below the maintenance requirements of Market Rule 4450(a)(5).

The Registrant's Board of Directors has authorized, and will recommend to shareholders, an amendment to the Registrant's Articles of Incorporation that will provide for a reverse stock split of all issued and outstanding shares of common stock in an effort to increase the market price per share above the minimum level required to maintain listing on the NASDAQ National Market System. A special meeting of shareholders to act on the Board's recommendation will be scheduled as soon as practicable to address this issue. At that meeting Shareholders will be asked to approve a reverse stock split in the ratio of 1 share for each 2 shares held.

The Registrant's Press Release dated February 21, 2002 relating to such NASDAQ notification and the proposed reverse stock split is attached hereto as exhibit 99.1.

Item 7. Financial Statements, Pro Forma Statement and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

99.1. Press Release dated February 21, 2002 relating to the receipt of notice from the NASDAQ regarding the continued inclusion requirements of the National Market System, and management's proposal for a reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SED International Holdings, Inc.

By: _________________	Date: February 21, 2002
Mark Diamond, President